Exhibit 15.1

BY COURIER

29 September 2006

China Medical Technologies, Inc.

No. 24 Yong Chang North Road

Beijing Economic-Technological Development Area

Beijing 100176

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the heading “Taxation” in the Annual Report of China Medical Technologies, Inc. on Form 20-F for the year ended March 31, 2006, which will be filed with the Securities and Exchange Commission in the month of September 2006.

Yours faithfully

/S/ WALKERS
WALKERS